FORM 8-A




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                   WNC HOUSING TAX CREDIT FUND VI, L.P.,  SERIES 5
             (Exact name of registrant as specified in its charter)


California                                                          33-0745418
(State of incorporation                                        (I.R.S. Employer
or organization)                                            Identification No.)



                         3158 Redhill Avenue, Suite 120
                          Costa Mesa, California           92626
                  (Address of principal executive offices) (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.      [  ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.      [X]

Securities Act registration file number to which this form related: 333-24111

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                                (Title of Class)




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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

(a)   Capital stock.

      Inapplicable

(b)   Debt securities.

      Inapplicable

(c)   Warrants and rights.

      Inapplicable

(d)   Other securities.

          (i)     General

      WNC Housing Tax Credit Fund VI, L.P., Series 5 (the "Partnership") was formed under the California Revised Limited Partnership Act on March 3, 1997.

      A public offering of 25,000 Units of Limited Partnership Interest in the Partnership commenced on June 23, 1997.

      The governing instrument of the Partnership is its Agreement of Limited Partnership (the "Partnership Agreement"), as amended by the First Amendment ("First Amendment") thereto, included as Exhibits 2.1 and 2.2 hereto, respectively.

         (ii)     Distribution and allocation rights

      There is hereby incorporated herein by reference the information contained in Article 4 of the Partnership Agreement, and the information contained in the First Amendment.

        (iii)     Redemption provisions

      There is hereby incorporated herein by reference the information contained in Section 5.2.1(xii) of the Partnership Agreement.

         (iv)     Voting rights

      There is hereby incorporated herein by reference the information contained in Article 10 of the Partnership Agreement.





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     (v)  Liquidation rights

      There is hereby incorporated herein by reference the information contained in Article 8 of the Partnership Agreement.

         (vi)     Liability to assessment

      There is hereby incorporated herein by reference the information contained in Section 3.5 of the Partnership Agreement.

        (vii)     Restrictions on alienability

      There is hereby incorporated herein by reference the information contained in Article 7 of the Partnership Agreement.

(e)   Market information for securities other than common equity.

      Inapplicable

(f)   American Depositary Receipts.

      Inapplicable

Item 2.  EXHIBITS

      2.1         Agreement of Limited Partnership

      2.2         First Amendment to Agreement of Limited Partnership


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                                   SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  August 17, 1998           WNC HOUSING TAX CREDIT FUND VI, L.P., Series 5

                                 By:   WNC & Associates, Inc.,
                                       General Partner


                                       By: /s/ JOHN B. LESTER, JR.
                                           John B. Lester, Jr.,
                                           President





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                                INDEX TO EXHIBITS



Exhibit Number                      Exhibit

      2.1               Agreement of Limited Partnership

      2.2               First Amendment to Agreement of
                        Limited Partnership



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